CERTIFICATION


Pursuant To Section 906 of the Sarbanes-Oxley Act of 2002 (subsections and (b) of section 1350, chapter 63 of title 18,United States
Code), each of the undersigned officers of Narragansett Insured Tax-Free Income Fund, do hereby certify to such officer's knowledge, that:

The report on Form N-CSR of Narragansett Insured Tax-Free Income Fund for the period ended June 30, 2008, (the "Form N-CSR") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Narragansett Insured Tax-Free Income Fund.


Dated:  September 8, 2008		/s/  Diana P. Herrmann
					-----------------------------
					President and Trustee
					Narragansett Insured Tax-Free
						Income Fund

Dated:  September 8, 2008		/s/  Joseph P. DiMaggio
					-----------------------------
       					Chief Financial Officer and
       					Treasurer
					Narragansett Insured Tax-Free
						Income Fund


A signed original of this written statement required by Section
906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Narragansett Insured Tax-Free Income Fund and will be retained by Narragansett Insured Tax-Free Income Fund and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.